THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH UNITS IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THE TRANSFER OF THE WARRANT REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED HEREIN. NO TRANSFER SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS HAVE BEEN SATISFIED.

Class A Unit Warrant No. 1

WARRANT
To Purchase Class A Units of
Brookwood Fenton Estates Acquisition LLC
(the “Warrant”)

RECITALS

Whereas, the parties desire that Brookwood Fenton Investments LLC acquire up to ninety percent (90%) of the equity in Brookwood Fenton Estates Acquisition LLC via the issuance and the exercise of warrants.

THIS CERTIFIES THAT, for value received, Brookwood Fenton Investments LLC (the “Holder”), is entitled upon the terms and subject to the conditions hereinafter set forth, at any time on or after April 26, 2023 (the “Issuance Date”) to subscribe for and purchase during the Exercise Period (as defined below) from Brookwood Fenton Estates Acquisition LLC, a Delaware Limited Liability Company (the “Company”), up to thirty thousand (30,000) Class A Units (the “Warrant Units”) of the Company’s Class A Units (the “Class A Units”) at a purchase price of US$1,000.00 per Class A Unit (the “Exercise Price”) for an aggregate purchase price of Thirty Million U.S. Dollars (US$30,000,000.00). The “Exercise Period” shall mean that period commencing with the Issuance Date and ending on the last day of the month following twelve (12) months from the qualification date of the Form 1-A filing with the Securities and Exchange Commission by Brookwood Fenton Investments LLC at 5:00 p.m. (Eastern Standard Time), unless sooner terminated as provided below. The Exercise Period may, in the sole discretion of the Company, be extended by an additional twenty-four (24) months, for a maximum period of no more than three (3) years following the qualification date of the Holder’s Form 1-A by the SEC.

THE TERMS, CONDITIONS AND INSTRUCTIONS TO THIS WARRANT ARE AS FOLLOWS:

1.       TITLE OF WARRANT

This Warrant and all rights hereunder are not transferable. Title is vested in the Holder.

2.       EXERCISE OF WARRANT

2.1       General. The purchase rights represented by this Warrant are exercisable severally or jointly by the Holder, in whole or in part, at any time and from time to time during the Exercise Period, by delivery of those items set forth below to the Company at its principal office (or at such other address as the Company may designate by notice in writing to the Holder).

2.2       Method of Exercise. Subject to Section 11.8 and compliance with all applicable federal and state securities laws, the purchase right represented by this Warrant may be exercised, in whole or in part and from time to time during the Exercise Period, by the Holder by: (i) surrender of this Warrant; (ii) delivery of the duly executed Notice of Exercise (in the form attached hereto as Exhibit A) at the principal office of the Company; and (iii) payment to the Company pursuant to Section 2.3; provided, the initial exercise of this Warrant shall be for not less than Three Thousand (3,000) Class A Units and subsequent exercises of this Warrant shall be for no fewer than Five Hundred (500) Warrant Units unless such exercise is for all of the Series A Warrants then held by such holder. Upon receipt by the Company of the foregoing items, the Holders shall be entitled to receive a certificate for the number of Warrant Units so purchased. The Warrant Units so purchased shall be deemed to be issued to such Holders as the record owner of such units as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. Certificates for the Warrant Units purchased hereunder shall be delivered to the Holders within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid. If this Warrant is exercised with respect to fewer than all of the Warrant Units covered hereby, the Holders shall be entitled to receive a new Warrant, in the form of this Warrant, covering the number of Warrant Units with respect to which this Warrant has not then been exercised. Any Class A Units not the subject of exercise prior to the expiration of the Exercise Period may be issued to its affiliate, Brookwood Fenton MI LLC or an entity designated by Brookwood Fenton MI, LLC.

2.3       Payment. On any date of exercise of this Warrant (each, a “Calculation Date”), payment of the purchase price for the Warrant Units to be acquired on such Calculation Date shall be made by the Holders by check drawn on a United States bank and for United States funds made payable to the Company, or by wire transfer of United States funds for the account of the Company, or by cancellation of indebtedness of the Company to Holders, in each case in an amount equal to the Exercise Price as of the Calculation Date multiplied by such number of Warrant Units as the Holders desire to purchase hereunder on such Calculation Date.

2.4       No Fractional Units or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

2.5       Charges, Taxes and Expenses. Issuance of certificates for Warrant Units upon the exercise of this Warrant shall be made without charge to the Holders for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holders of this Warrant or in such name or names as may be directed by the Holders of this Warrant; provided, that: (i) in the event certificates for Warrant Units are to be issued in a name other than the name of the Holders, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit B duly executed by the Holders; and (ii) upon any such assignment involved in the issuance or delivery of any certificates for Warrant Units, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

2.6       Transfer Restriction Legend. This Warrant and each certificate for Warrant Units issued upon exercise of this Warrant, unless at the time of exercise such units are registered under the Securities Act of 1933, as amended (the “Securities Act”), shall bear the legend set forth on the first page of this Warrant, as well as such other legends as otherwise required by applicable securities laws.

2.7       Character of Warrant Units. All Warrant Units issuable upon the exercise of the Warrant in accordance to the provisions provided herein and upon payment of the purchase price by the Holder, shall be duly authorized, validly issued, fully paid and nonassessable.

2.8       Operating Agreement. Upon exercise, the Holder shall execute a joinder to become a Member of the Company subject to the terms of the Company’s Operating Agreement.

3.                  NO RIGHTS AS A MEMBER

This Warrant by itself does not entitle the Holder to any voting rights, distribution rights or other rights as a member of the Company prior to the exercise hereof.

4.                  EXCHANGE AND REGISTRY OF WARRANT

This Warrant is exchangeable, upon the surrender hereof by the registered Holders at the above-mentioned office or agency of the Company, for a new warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

5.                  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

6.                  SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

7.                  RESTRICTION ON TRANSFER.

The Holder of this Warrant, by acceptance hereof, agree that, absent an effective registration statement under the Securities Act covering the disposition of this Warrant or the Warrant Units issued or issuable upon exercise hereof, such Holder will not sell or transfer any or all of this Warrant or the Warrant Units issuable upon exercise hereof, as the case may be, without first: (i) providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act (unless the Company’s counsel believes such transfer complies with such requirements); and (ii) consenting to the Company making a notation on its records giving instructions to any transfer agent of this Warrant or the Warrant Units issuable upon exercise thereof in order to implement such restriction on transferability.

9.       INVESTMENT REPRESENTATIONS

The Holder represents and warrants that it is acquiring the Warrant and any Warrant Units (collectively, the “Restricted Securities”) solely for its account for investment and not with a view to or for sale or distribution of said Restricted Securities or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Restricted Securities the Holder is acquiring is being acquired for, and will be held for, its account only.

The Holder understands that none of the Restricted Securities have been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder have no such present intention.

The Holder recognizes that the Restricted Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Restricted Securities of the Company, or to comply with any exemption from such registration.

The Holder is aware that none of the Restricted Securities may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, which may include, among other things, the existence of a public market for the units the availability of certain exemptions under Rule 144 and the number of units being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

The Holder is under common control with the Company and has the same entity as its Manager.

The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Units. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

10.              EARLY TERMINATION: INTENTIONNALY OMITTED

11.              MISCELLANEOUS

11.1 Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the Issuance Date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

11.2 Restrictions; Acceptance. The Holder acknowledges that the Warrant Units acquired upon the exercise of this Warrant shall have restrictions upon their resale imposed by state and federal securities laws. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

11.3 Authorized Shares. The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Class A Units a sufficient number of rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing unit certificates to issue certificates upon the exercise of the purchase rights under this Warrant.

11.4 No Impairment. The Company will not, by amendment of its Certificate of Organization or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders hereof against impairment.

11.5 Ownership of Warrant. The Company may deem and treat the registered Holders as the true, lawful and absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary.

11.6 Notices. Any written notice required by the provisions of this Warrant to be given by the Company to the Holders or by the Holders to the Company shall be in writing and shall be deemed to have been duly given if personally delivered, if mailed by postage prepaid or sent by overnight courier to the address of the Holders or Company (as the case may be) as provided herein. The addresses to which notice is to be given hereunder may be changed from time to time by the parties entitled to notice by notice given as provided herein, but are as follows initially: (a) if to the Company, to Brookwood Fenton Estates Acquisition LLC at 23944 Eureka Road, Suite 107, Taylor, MI 48180 Attention: Chief Executive Officer, and (b) if to the Holders, to the address set forth on the signature page. All such notices and communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by U.S. Mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, postage prepaid; or (iii) if sent by overnight courier, one business day after deposit with the overnight courier.

11.7 Governing Law; Construction. This Warrant shall constitute a contract under the laws of the State of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, without regard to any principles of choice of law or conflicts of law. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof. Unless otherwise expressly stated, references in this Warrant to any Section or Exhibit are to Sections or Exhibits of this Warrant.

11.8 Expiration. This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period. All restrictions set forth herein on the units of membership interest issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

11.9 Amendments. No term of this Warrant may be amended, waived, discharged or terminated except upon the written consent of the Company and the holders of Class A Warrants exercisable for a majority of the Class A Units underlying all outstanding Class A Warrants. Any amendment, waiver, discharge or termination effected in accordance with this Section 11.9 shall be binding upon the Holder and the Company, and their respective successors and assigns. The foregoing notwithstanding, any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

11.10 Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.12 No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Effective Date: April 26, 2023

BROOKWOOD FENTON ESTATES ACQUISITION, LLC

a Delaware limited liability company

By: Brookwood Estates Senior Living LLC, its Manager

By: _____________________________________

Name:

Title: Manager

Acknowledged and Accepted:

Holder’s Name: BROOKWOOD FENTON INVESTMENTS LLC

By: Brookwood Estates Senior Living LLC, its Manager

By: _____________________________________

Name:

Title: Manager

Holder’s Address:

23944 Eureka Road, Suite 107

Taylor, MI 48180

EXHIBIT A

NOTICE OF EXERCISE

To: Brookwood Fenton Estates Acquisition LLC

(1) The undersigned hereby elects to purchase ________________________ of the Class A Units of

Brookwood Fenton Estates Acquisition LLC (the “Company”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

(2)       The undersigned elects to pay for the purchase price as follows:

By check or wire transfer _____

(3)       Please issue a certificate or certificates representing said Class A Units in the name of the undersigned or in such other name as is specified below:

_________________________

(Name)

_________________________

(Address)

_____________________________

(Address)

(4)       The undersigned represents that (i) the aforesaid Class A Units are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such units; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the Class A Units issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid Class A Units may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met which may include holding periods for the Class A Units and the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid Class A Units unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required with respect to such disposition.

Brookwood Fenton Investments LLC

By: Brookwood Estates Senior Living LLC, its Manager

By: _____________________________________ Dated: ________ __, 202_

Name:

Title: Manager